Exhibit A

EXHIBIT A TO FORM C – OFFERING STATEMENT

CORE Tax Deeds LLC

Target Offering Amount of $50,000

Maximum Offering Amount of $5,000,000

CORE Tax Deeds LLC (the “Company,” “we,” “us”, or “our”), is offering a minimum amount of $50,000.00 (the “Target Offering Amount”) and up to a maximum amount of $5,000,000.00 (the “Maximum Offering Amount”) of the Company’s class A membership interests (the “Securities” or “Class A Interests”) in the form of units (“Units) at a price of $10.00 per Class A Interest (this “Offering”). The minimum amount that an investor may invest in the Offering is $2,000.00 and subscriptions must be made in $500.00 increments, subject to adjustment in the Company’s sole discretion. We must raise an amount equal to or greater than the Target Offering Amount by April 05, 2025 (the “Offering Deadline”). Unless we raise at least the Target Offering Amount by the Offering Deadline, no Securities will be sold in this Offering, all investment commitments will be cancelled, and all committed funds will be returned without interest or deduction.

	Price to Investors	Service Fees and Commissions (1)(2)	Net Proceeds
Minimum Individual Purchase Amount	$10.00	$0.50	$9.50
Target Offering Amount	$50,000.00	$2,500.00	$47,500.00
Maximum Offering Amount	$5,000,000.00	$250,000.00	$4,750,000.00

(1)	This excludes other fees and Offering expenses, such as attorneys’ fees, marketing expenses, and audit fees.
(2)	The Intermediary will receive five percent (5%) of the first $1,000,000.00 raised, four percent (4%) of the second $1,000,000.00 raised, and three percent (3%) on any additional amount raised. In addition to these fees, the Intermediary will also receive an onboarding fee of $3,500.00 not shown above.

A crowdfunding investment involves risk. You should not invest any funds in this Offering unless you can afford to lose your entire investment.

In making an investment decision, Investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. These Securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any Securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or literature.

These Securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these Securities are exempt from registration.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK THAT MAY NOT BE APPROPRIATE FOR ALL INVESTORS. THERE ARE ALSO SIGNIFICANT UNCERTAINTIES ASSOCIATED WITH AN INVESTMENT IN THE COMPANY AND THE SECURITIES. THE SECURITIES OFFERED HEREBY ARE NOT PUBLICLY TRADED. THERE IS NO PUBLIC MARKET FOR THE SECURITIES AND ONE MAY NEVER DEVELOP. AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE. THE SECURITIES SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION OF THIS FORM C TITLED “RISK FACTORS” BELOW. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:

●	The Company has no operating history for investors to evaluate

●	Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Class A Interests
●	The Company likely will not have the opportunity to thoroughly inspect the properties its purchases through the tax deed sales
●	The title of a property may have issues, such as unresolved liens or competing claims, which could affect the Company’s ownership rights
●	Acquiring properties through tax deed sales can present the potential for unforeseen costs that may significantly impact the overall investment
●	The Company will be subject to those general risks relating to the ownership of real estate
●	Properties may be redeemed by their owners
●	An investment in the Company raises significant tax issues, and the tax treatment of an investment in the Company may vary significantly from investor to investor
●	Due diligence may not uncover all material facts regarding Company investments
●	Conflicts may exist among our Manager and its employees or affiliates and we do not have a conflicts of interest policy
●	The securities acquired in this offering may be significantly diluted as a consequence of other equity financings
●	There is currently no public trading market for our securities
●	There is no guarantee of a return on an Investor’s investment

THE SECURITIES OFFERED HEREBY WILL HAVE TRANSFER RESTRICTIONS. NO SECURITIES MAY BE PLEDGED, TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF BY ANY INVESTOR DURING THE ONE-YEAR PERIOD BEGINNING WHEN THE SECURITIES WERE ISSUED EXCEPT PURSUANT TO RULE 501 OF REGULATION CF. YOU SHOULD BE AWARE THAT YOU COULD BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

YOU ARE NOT TO CONSTRUE THE CONTENTS OF THIS FORM C AS LEGAL, ACCOUNTING, OR TAX ADVICE, OR AS INFORMATION NECESSARILY APPLICABLE TO YOUR PARTICULAR FINANCIAL SITUATION. EACH INVESTOR SHOULD CONSULT THEIR OWN FINANCIAL ADVISER, COUNSEL, AND ACCOUNTANT AS TO LEGAL, TAX, AND RELATED MATTERS CONCERNING THEIR INVESTMENT.

This offering is exempt from registration ONLY under the laws of the United States and its territories. No offer is being made in any jurisdiction not listed above. Prospective investors are solely responsible for determining the permissibility of their participating in this offering, including observing any other required legal formalities and seeking consent from their local regulator, if necessary. The Intermediary facilitating this Offering is licensed and registered solely in the United States and has not secured, and has not sought to secure, a license or waiver of the need for such license in any other jurisdIction. The Company and the Intermediary, each reserve the right to reject any investment commitment made by any prospective investor, whether foreign or domestic.

The Company certifies that it:

(1)	Is organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia;

(2)	Is not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (15 U.S.C. §§ 78m or 78o(d));

(3)	Is not an investment company, as defined in Section 3 of the Investment Company Act of 1940 (the “Investment Company Act”)(15 U.S.C. § 80a-3), or excluded from the definition of investment company by Section 3(b) or Section 3(c) of the Investment Company Act (15 U.S.C. §§ 80a-3(b) or 80a-3(c));

(4)	Is not ineligible to offer or sell securities in reliance on Section 4(a)(6) of the Securities Act of 1933 (the “Securities Act”) (15 U.S.C. § 77d(a)(6)) as a result of a disqualification as specified in § 227.503(a);

(5)	Has filed with the SEC and provided to investors, to the extent required, any ongoing annual reports required by law during the two years immediately preceding the filing of this Form C; and

(6) (7)

Has a specific business plan, which is not to engage in a merger or acquisition with an unidentified company or companies.

Is not subject to any bad actor disqualifications under any relevant U.S. securities laws

The date of this Form C Offering Statement is April 5, 2024.

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ABOUT THIS FORM C

We have prepared this offering statement for our offering of securities under Regulation CF. The offering statement includes exhibits that provide more detailed descriptions of the matters discussed in this offering statement.

You should rely only on the information contained in this offering statement and other Exhibits to the Form C to which the offering statement is a part. We have not authorized any person to provide you with any information different from that contained in this offering statement and Exhibits. The information contained in this offering statement is complete and accurate only as of the date of this offering statement, regardless of the time of delivery of this offering statement or sale of our securities. This offering statement contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This Form C and any documents included as Exhibits or incorporated by reference herein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form C are forward-looking statements. Forward-looking statements give our current reasonable expectations and projections regarding our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form C and any documents incorporated by reference herein are based on reasonable assumptions we have made considering our industry experience, perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances. As you read and consider this Form C, you should understand that these statements are not guarantees of performance or results. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this Form C or any documents incorporated by reference herein are accurate only as of the date of those respective documents. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Form C or to conform these statements to actual results or to changes in our expectations.

SUMMARY

This summary highlights some of the information in this offering statement. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire offering statement, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Company” refer to CORE Tax Deeds LLC, a Texas limited liability company, together with our wholly and majority owned subsidiaries.

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The Company

The Company was organized as a limited liability company in Texas on October 16, 2023 to operate an ongoing business to evaluate and acquire through county auctions exclusively Texas real estate tax deeds. These tax deeds will primarily be for non-homestead, often unimproved, properties with minimal maintenance requirements. The Company’s ongoing business operation will seek to remove or address any ownership contingencies, such as redemption rights, concerning its inventory of tax deeds, in order to prepare the tax deed properties for sale from inventory in the ordinary course of business. The purpose of the Company’s business is not to hold any real estate properties long term for rental income or for long term capital gains, although the same may occur to a limited degree during temporary holding periods between tax deed acquisition and ultimate sale date as removal of ownership contingencies occurs and the assets are prepared for sale from the Company’s inventory. In conjunction with our tax deed purchases, we will be actively engaged in discovering surplus overage monies resulting from tax deed sales. Our Company will assist rightful owners in recovering these surplus funds remaining after the auction sale of a property to satisfy delinquent property taxes and associated fees, providing a valuable service within the tax deed investment space. Please note that our assistance in recovering these overages will be conducted for a fee ranging from 20-30% of the total surplus amount and such services will be focused in Texas and other states as determined by the Manager in its discretion.

Investment Objectives

The Company is raising funds in this offering to capitalize the operation of its business to evaluate and acquire through county auctions exclusively Texas real estate tax deeds, and to wholesale such tax dees after the applicable redemption periods have passed without redemption. The Company has the following objectives:

Provide cash for distribution to the Members. An investment objective of the Company is to generate Distributable Cash from the operations of the Company.

Provide the Members the opportunity to take part in the investment process with minimal involvement in management. An investment objective of the Company is to provide an opportunity for the Members to participate in the investment process, which an individual Member may not desire or be able to accomplish on their own. The Manager will additionally manage the Company so that the Members will have minimal involvement in the management of the Company.

Provide the Members with limited liability. An investment objective of the Company is to provide the Members with limited liability. The Company is structured so that the Members will have the limited liability afforded to them as designated by the Texas Business Organizations Code.

Capital Structure

The Company is authorized to issue two classes of membership interests (“Interests”), Class A and Class B. The Company is authorized to issue as many Class A Interests as needed to fund its operations. The Company intends to raise up to $5,000,000.00 via the sale of Class A Interests. All Class B Interests have been issued to Tax Deed Investors LLC. Class A Interests will represent an aggregate of 50% of the equity in the Company and Class B Interests will represent 50% of the equity in the Company.

Management

The Company’s manager is Tax Deed Investors LLC, a Texas limited liability company (the “Manager”). Our Manager is managed by its manager, John Berlet. Such manager will be responsible for managing all company assets and operations and perform all other duties prescribed for in our amended and restated company agreement dated April 5, 2024, as may be amended from time to time (“Company Agreement”). No other person shall have any right or authority to act for or bind the Company except as permitted in our Company Agreement or as required by law. Our Manager will have no personal liability for the obligations of the Company. Our Manager is managed by its partners. The partners will be responsible for approving fundamental transactions of the Company and the day-to-day operations of the Company.

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Conflicts of Interest

The proposed method of operation of the Company and Company creates certain inherent conflicts of interest among the Company, our Manager, the members, and their Affiliates. Our Manager, the members, and their affiliates may act, and are acting, as managers of other limited liability companies, as general partners of partnerships, or in a managerial capacity in other businesses. Our Manager and its affiliates may be involved with or become involved with similar investments or businesses. Our Manager, certain members, and their affiliates will receive compensation from the Company. Payments to Our Manager, the members, and their affiliates for services rendered to the Company or the Company have not been and will not be determined by arm’s length negotiations. Attorneys, accountants, and/or other professionals representing the Company may also serve as counsel or agent to our Manager and certain of its affiliates, and it is anticipated that such multiple representation may continue in the future. As a result, conflicts may arise, and if those conflicts cannot be resolved or the consent of the respective parties cannot be obtained to the continuation of the multiple representations after full disclosure of any such conflict, such counsel will withdraw from representing one or more of the conflicting interests with respect to the specific matter involved.

Distributions

Subject to the availability of Distributable Cash, investors will generally receive a 12% cumulative but non-compounding preferred return (treated as a return of capital) and 60% of remaining Distributable Cash until they have received a return of their capital after which they will receive 50% of remaining Distributable Cash (as defined in the Company’s Company Agreement), ratably apportioned. There can be no assurance as to the timing of a distribution or that we will make a distribution at all.

Transfer Restrictions

Our Company Agreement (attached as Exhibit C) contains significant restrictions on transfer of Class A Interests. Our Manager may refuse a transfer by a holder of its Interest(s) for any number of reasons. Furthermore, as our Class A Interests are not registered under the Securities Act, transfers of our interests may be effected only pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws. In addition, there is no market for our interests, and none is likely to develop in the future.

The Offering

We are offering a Target Offering Amount of $50,000.00 and a Maximum Offering Amount of $5,000,000 in Class A Interests of the Company. Class A Interests are being sold in this Offering for $10.00 per Interest. The minimum investment for any investor is $2,000.00 and subscriptions must be made in $500.00 increments subject to adjustment in the Company’s sole discretion. Investors who invest at least $15,000.00 will be issued an additional 5% of the total Class A Interests they purchased as bonus Securities and investors who invest at least $50,000.00 will be issued an additional 10% of the total Class A Interests they purchased as bonus Securities. If the Target Offering Amount has not been raised by the Offering Deadline of April 5, 2025, this Offering will be terminated and investor funds will be returned without interest or deduction. The Manager and its members or their affiliates may purchase Class A Interests on the same terms as other investors.

Class A Interests are being offered on a “best efforts” basis. We have engaged Silicon Prairie Online, LLC as our Regulation CF intermediary (“Intermediary”). The Company has also engaged affiliates of the Intermediary to provide certain technology and transfer agent services.

In order to purchase the Securities, each Investor must represent and warrant that the Investor is a “qualified purchaser,” as defined in 17 C.F.R. §§ 227.100, .504 for purposes of section 18(b)(3) of the Securities Act (15 U.S.C.§ 77r(b)(3)), meaning the Investor is either:

A. an “Accredited Investor” as defined in Rule 501 of Regulation D (17 U.S.C. § 230.501) under the Securities Act and indicated on the U.S. Accredited Investor Certificate attached hereto; or

B. the Investor’s subscription amount plus all other investments by Investor pursuant to Regulation Crowdfunding (Section 4(a)(6) of the Securities Act) during the twelve (12) month period preceding the date of the Subscription Agreement does not represent:

i. Where the Investor’s annual income AND net worth are both equal to or greater than $124,000, more than 10% of the greater of Investor’s annual income or net worth, subject to a maximum investment of $124,000.

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ii. Where the Investor’s annual income OR net worth is less than $124,000, more than the greater of $2,500 or 5% of the greater of the Investor’s annual income or net worth.

iii. For this subparagraph, net worth is determined in the same manner as for an Accredited Investor.

All offering proceeds will be held in an escrow account with Bank Vista (“Escrow Facilitator”) until the closing of such funds. Once we have raised the Target Offering Amount and at least 21 days from the date of this Offering Statement have passed, we intend to hold an initial closing and then conduct subsequent closings on a rolling basis thereafter.

MANAGEMENT AND KEY PERSONS

The Company operates under the direction of our Manager, Tax Deed Investors LLC, a Texas limited liability company, which is responsible for directing the operations of our business, directing the day-to-day affairs, and implementing the investment strategy of the Company. Our Manager is managed by its manager, John Berlet. He is not required to devote all of his time to our business and are only required to devote such time to our affairs as their duties require. The manager of our Manager and other members who will serve our Manager in advisory and management roles are listed below along with all positions and offices held at the Company and their principal occupation and employment responsibilities for the past three (3) years.

Tax Deed Investors LLC

Name	Position and Offices Held	Term of Office
John Berlet	manager	January 2024 - Present

Members of the Manager with 14% or more ownership interest

Name	Amount of Ownership	Nature of Beneficial Ownership
John Berlet	60%	N/A
Bruce Morrison	14%	N/A

John Berlet:

Employer: CORE Tax Deeds LLC

Title: President

Dates of Service: October 2023 – Present

Responsibilities: Manage the tax lien acquisitions and investor relations.

Employer: Coastal Bend Opportunity Zone Fund LLC

Title: Fund manager

Dates of Service: July 2021 – Present

Responsibilities: Purchase potential development sites (2), raise capital, fully entitle the properties for site permit and oversee investor relations. Hire managements team for compliant QOF & QOZB’s. Developing the Blue City Paraiso (mixed use boutique hotel, spa & conference center).

Employer: TTRE LLP

Title: Chief Executive Officer

Dates of Service: July 2021 – Present

Responsibilities: Act as manager of CORE Tax Deeds LLC and Coastal Bend Opportunity Zone Fund LLC. This includes ensuring that the financial interests of investors in each company are safe guarded, making decisions that prioritize the financial well-being of the funds and their investors, capital raising, asset management, strategic planning, managing investor relations, and other duties.

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Employer: Tandem Trust Financial LLC

Title: Certified Fiduciary Fiduciary/Federal Retirement Consultant

Dates of Service: January 1997 – Present

Responsibilities: Liquidity leverage with properly designed build your own bank, 1035 exchange underperforming life and annuity contracts, assisted with cash balance pension plans – ROTH IRA conversions, self-directed IRA, and real estate.

Bruce Morrison

Employer: Self employed

Title: Attorney

Dates of Service: 1978 - Present

Responsibilities: Over his career, Bruce has handled over 3,000 cases across diverse industries throughout Texas. Bruce specializes in navigating the legal, financial, and practical intricacies of commercial real estate agreements and transactions, including taxation matters, apartments, condominium law, development law, zoning, utilities, governmental approvals, title curative, and tax and financial planning for real estate investments and development. He is particularly skilled in tax sale deeds, providing valuable counsel and representation in development, construction, financing, acquisitions, and sales of various real estate types.

Management Fees

The following fees may be paid to our Manager:

Acquisition Fee: For efforts in conducting due diligence and making this investment opportunity available to the Company and its Members, the Manager, its affiliates, or its designated assigns shall earn an acquisition fee of two percent (2%) of the purchase price of the properties. If a property is redeemed during a redemption period, they shall not be required to return this fee.

Asset Management Fee: As compensation for organizing the Company and ongoing administrative and management services provided, the Manager, its affiliates, or its designated assigns will receive an asset management fee, calculated and payable quarterly in arrears, equal to one-half percent (0.50%) (2% annualized) of gross revenues.

Disposition Fee: For efforts in negotiating the disposition of the properties, the Manager, its affiliates, or its designated assigns shall earn a disposition fee equal to two percent (2%) of the total sales price for each property upon successful completion of the sale transaction.

Fiduciary Responsibility of Manager

The Texas Business Organizations Code does not directly impose fiduciary duties on a limited liability company’s managers. However, generally, Texas Courts have found that managers owe fiduciary duties to the limited liability company and the other members because of the amount of control and responsibility given to the managers. The Company Agreement specifically allows the Manager to devote such time and effort to the Company’s business as the Manager, in its sole discretion, determines to be necessary to promote adequately the interest of the Company and the mutual interest of the Members. The Company Agreement specifies that the Manager and its Affiliates shall not be required to devote full time to the Company’s business.

Furthermore, the Manager and any of the Manager’s Affiliates may engage in and possess interests in other business ventures of any and every type or description, independently or with others. Neither the Company nor any Member shall have any right, title, or interest in or to such independent ventures of the Manager. The Manager and the Manager’s Affiliates may compete with the Company through any such independent venture, without liability to the Company for so doing. In addition, the Manager is under no obligation to present any investment opportunity to the Company, even if such an opportunity is of a character that, if presented to the Company, could be taken by the Company for its own account. In addition, the Company Agreement states that the Manager shall not have any duty (including any fiduciary duty) to the Company, the Members, or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are expressly waived.

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Indemnification

Indemnification is authorized by the Company to directors, officers or controlling persons acting in their professional capacity pursuant to Texas law and the Company’s Company Agreement for liabilities they incur dealing with third parties on behalf of the Company. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the SEC, such indemnification is contrary to the public policy and therefore unenforceable. Indemnification includes expenses such as attorney’s fees and, in certain circumstances, judgments, fines and settlement amounts actually paid or incurred in connection with actual or threatened actions, suits or proceedings involving such person, except in certain circumstances where a person is adjudged to be guilty of gross negligence or willful misconduct, unless a court of competent jurisdiction determines that such indemnification is fair and reasonable under the circumstances. See Article 13 of the Company Agreement attached as Exhibit C for further details.

Prior Performance

The Manager of the Company is Tax Deed Investors LLC, and the manager of the Manager is John Berlet. Over the past approximate 30 years, Mr. Berlet has participated in the acquisition of approximately 45 Texas & Colorado tax deeds/liens with an aggregate acquisition value of approximately $495,000 which include acquisitions for his own account and the account of managed investor funds, however, none of the acquisitions for the account of managed investor funds have occurred in the last ten years and therefore, no detailed prior performance information is being provided to investors for these projects. Investment objectives for these acquisitions were similar to those of the Company. Historically, all of the Texas tax deeds Mr. Berlet managed the acquisition of have resulted in some net gain on ultimate disposition. Aggregate net disposition proceeds from the disposition of all the Texas tax deeds Mr. Berlet has historically managed from acquisition to disposition have been approximately $2,800,000.00. The Texas tax deeds that Mr. Berlet has historically managed the acquisition and disposition of have included residential, commercial, and vacant properties. Mr. Berlet currently holds for investment one Texas tax deed with aggregate acquisition value of approximately $95,000.00. Investment objectives for these holdings are like those of the Company.

The above summary information for Mr. Berlet’s tax deed investments is provided due to the similarities with the investment objectives of the Company. However, prospective investors should bear in mind that prior performance does not guarantee future results. The fact that a prior investment has been successful (or unsuccessful) does not mean the Company will experience the same results.

Mr. Berlet is also managing (through a different company from the Company and Manager) the offering of securities of a different issuer under an open Regulation D, Rule 506(c) exempt offering, the funds from the sale of which will be used to develop a hotel located in an opportunity zone in the state of Texas. Due to the dissimilar nature of this project and the fact that the offering is still open, and the hotel has not yet been developed and is not operating, prior performance details regarding this investment’s operations are not provided.

The above-described opportunity zone offering is still ongoing and is considering strategic alternatives as the cost of debt and the difficulty in raising equity capital has slowed the capitalization and development of the project.

CAPITAL STRUCTURE AND OWNERSHIP

Capitalization

The Company is authorized to issue two classes of interests, Class A and Class B. The Company is authorized to issue as many Class A Interests as needed to fund its operations. The Company intends to raise up to $5,000,000.00 via the sale of Class A Interests. All Class B Interests have been issued to Tax Deed Investors LLC. Class A Interests will represent an aggregate of 50% of the equity in the Company and Class B Interests will represent 50% of the equity in the Company.

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Outstanding Interests

As of the date of this Offering Statement, the Company has not issued any Class A Interests. All Class B Interests have been issued to our Manager, which is controlled by John Berlet and Salve Berlet. Following this Offering, the Company will have up to 500,000 Class A Interests and 100 Class B Interests issued and outstanding, assuming all offered Class A Interests are sold.

Outstanding Options, Safes, Convertible Notes, Warrants

As of the date of this Form C, the Company does not have outstanding options, safes, convertible notes, or warrants.

Outstanding Debt

As of the date of this Form C, the Company has no debt outstanding.

Principal Security Holders

The table below lists the beneficial owners of twenty percent (20%) or more of the Company’s outstanding voting equity securities as of the date of this Form C, calculated on the basis of voting power.

Name	Amount and Type or Class Held	Percentage Ownership (in terms of voting power)
Tax Deed Investors LLC (John Berlet is the majority owner with all other members holding less than 20% ownership)	100 Class B Interests	100.00% (Will be reduced to 30% once Class A Interests are sold)

DESCRIPTION OF BUSINESS

Company History

The Company was formed in Texas on October 16, 2023. The Company is newly formed specifically to pursue its proposed business and has no prior experience raising or investing funds. However, management does have experience raising funds and acquiring properties through the purchase of tax deeds.

Investment Objectives

The Company is raising funds in this offering to invest in the acquisition of properties through tax deed sales. The Company has the following objectives:

Provide cash for distribution to the Members. An investment objective of the Company is to generate Distributable Cash from the operations of the Company.

Provide the Members the opportunity to take part in the investment process with minimal involvement in management. An investment objective of the Company is to provide an opportunity for the Members to participate in the investment process, which an individual Member may not desire or be able to accomplish on their own. The Manager will additionally manage the Company so that the Members will have minimal involvement in the management of the Company.

Provide the Members with limited liability. An investment objective of the Company is to provide the Members with limited liability. The Company is structured so that the Members will have the limited liability afforded to them as designated by the Texas Business Organizations Code.

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Business Plan

The Company was organized as a limited liability company in Texas on October 16, 2023, to operate an ongoing business to evaluate and acquire through county auctions exclusively Texas real estate tax deeds. These tax deeds will primarily be for non-homestead, often unimproved, properties with minimal maintenance requirements. The Company’s ongoing business operation will seek to remove or address any ownership contingencies, such as redemption rights, concerning its inventory of tax deeds, in order to prepare the tax deed properties for sale from inventory in the ordinary course of business. The purpose of the Company’s business is not to hold any real estate properties long term for rental income or for long term capital gains, although the same may occur to a limited degree occur during temporary holding periods between tax deed acquisition and ultimate sale date as removal of ownership contingencies occurs and the assets are prepared for sale from the Company’s inventory.

The Company’s business plan and operation will include:

●	Conducting thorough research and due diligence on potential tax deed properties to bid on and acquire;

●	Participating in Texas county auctions to acquire such tax deed properties that meet the Issuer’s criteria; and

●	Upon successful bid and acquisition of tax deed properties, holding them in inventory and managing them (including paying necessary real estate tax, insurance, and maintenance costs) with the intent to remove or address ownership contingencies and to prepare such properties for sale from inventory.

Characteristics of Texas real estate tax deeds include:

●	A Texas real estate tax deed is a legal document representing property ownership that is awarded to a purchaser at a tax sale auction. This occurs when property taxes are not paid, and the local government authorizes the sale of the property in question to recoup the unpaid taxes. The process is governed by Texas state law.

●	In Texas, a tax deed is considered to be a form of real estate ownership. When someone purchases a tax deed, they are essentially buying the property itself. However, it’s important to note that the original owner has a right to redeem the property within a certain period, which leads to specific conditions and risks for the purchaser.

●	Texas tax deeds ( Sheriffs Deeds) are sold at public auctions, conducted by the sheriff’s department which are typically held at county levels. Interested buyers bid on the properties, and the highest bidder is awarded the tax deed. The starting bid often begins at the amount of taxes, penalties, and fees owed. These auctions can be conducted in person or online, depending on the county’s regulations.

●	In Texas, the original property owner has a right to redeem the property after a tax deed sale. The redemption period varies based on the type of property. For a homestead residence, the period is two years, while for non-homesteaded properties, it’s 180 days. During this period, the original owner can redeem the property by paying the amount the purchaser paid at the tax sale, plus a redemption penalty which can be quite substantial 25% (180 days) and 50% in the second year on homestead, Mineral and agricultural exempt properties.

These non-homestead properties in Texas are characterized by a short 180-day redemption period, facilitating a quicker turnaround on investments. In the state of Texas, properties that are delinquent in taxes are sold at auctions. In the previous year, all 254 counties in Texas conducted tax sale auctions, making available properties subject to a statutory right of redemption. This redemption period begins when the purchaser’s deed is filed for record and varies depending on the property type, with a two-year right of redemption for homestead property and agricultural land and a 180-day right of redemption for all other non-homestead properties. The Company will be targeting the latter non-homestead type of properties. In Texas, purchasers gain the right of possession twenty days after the deed’s filing. The redemption price includes the purchase amount, deed recording fee, taxes paid by the purchaser after the tax sale, and property-related costs, plus a redemption premium of 25% percent of the total. The redemption process in other states varies and may have longer redemption periods such as a year, or longer.

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Due diligence on the properties may include, but not be limited to, physical property inspection by management field underwriters, prior sales comparisons, and judgement document review. The Company plans to limit any work on the properties to maintenance required during any applicable redemption period prior to reselling the properties. We aim to acquire these properties at approximately 40% of full fair market value and resell them at approximately 80% of full fair market value, after the redemption period has expired using local and/or national real estate brokers. We will be focusing on property target pricing with a minimum of $3,000 and up to $50,000 for each property but may acquire properties outside this range in our Manager’s sole discretion. We may acquire non-homestead improved properties, all types of distressed commercial real estate (retail centers, office buildings, hotels, etc.), and raw land. The Company does not intend to use debt financing for any of its operations, but reserves the right to do so in the Manager’s discretion. The Company may also hold a limited number of properties long term for favorable tax treatment and may elect to do so through a wholly owned subsidiary.

In addition, the Company, in conjunction with its tax deed purchases, will be actively engaged in discovering surplus overage monies resulting from tax deed sales in Texas and in other states as selected by the Manager, in its discretion. When a property is sold at a tax deed auction, the winning bid typically covers the outstanding tax debt owed on the property, as well as any additional fees and costs incurred during the foreclosure process. If the winning bid amount exceeds the total amount owed, including taxes, fees, and costs, the excess funds are considered overage. This surplus amount belongs to the previous owner of the property, their heirs, or other parties with a legal interest in the property. It represents the difference between the winning bid amount and the total debt owed. Excess overage can occur for various reasons, such as an unexpectedly high winning bid or a decrease in the amount owed due to adjustments or errors in the calculation of taxes and fees. It is important to identify and properly distribute excess overage to the rightful parties, which may involve locating and notifying the previous owner or their heirs and assisting them in claiming their share of the surplus funds. Our Company will assist rightful owners in recovering these surplus funds remaining after the auction sale of a property to satisfy delinquent property taxes and associated fees, providing a valuable service within the tax deed investment space. We expect to charge a fee ranging from 20-30% of the total surplus amount, but such fees may vary materially depending on the individual property and circumstances.

The Company is expected to operate for a minimum of three years and may operate indefinitely. The Company will operate for a planned three-year term, which may be extended for two additional two-year terms by the Company in the Manager’s discretion. Thereafter, every two years the Members may vote to cease Company operations and liquidate, dissolve, and wind up the Company. A vote of a Required Interest is required for such action which means the vote or consent of greater than fifty percent (>50%) of the Membership Interests entitled to vote. Investors who invest with the Company should be prepared to keep their funds invested with the Company indefinitely until the Company ceases operations, which may be three years or longer.

Description of Texas Real Estate Tax Deeds

The Company currently has no specific Texas real estate tax deeds in its inventory as of the date of this offering. Such inventory, and operating working capital, will be acquired with the proceeds of this offering.

Governmental Regulation

The Company is subject to and affected by the laws and regulations of U.S. federal, state, and local governmental authorities. These laws and regulations are subject to change. We will also be subject to federal state and local laws that affect property ownership generally, including environmental laws, certificates of occupancy limitations, and laws related to accommodations for persons with disabilities as well as laws regarding the sale of properties through tax sale auctions.

Litigation

The Company is not subject to any current litigation or threatened litigation.

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RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment. In making an investment decision, Investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These Securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document. The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

Before making an investment decision with respect to the Securities, we urge you to carefully consider the risks described in this section and other factors set forth in this Form C. In addition to the risks specified below, the Company is subject to the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. Prospective Investors should consult with their legal, tax, and financial advisors prior to making an investment in the Securities. The Securities should only be purchased by persons who can afford to lose all their investment.

Risks Related to the Company’s Business and Industry

If our Manager fails to attract and retain its key personnel, the Company may not be able to achieve its anticipated level of growth and its business could suffer.

The Company’s future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our Manager, each of whom could be difficult to replace.

The Company has no operating history for investors to evaluate.

The Company was recently formed and has not generated any revenues and has no operating history upon which prospective Investors may evaluate its performance. No guarantee can be given that the Company will achieve its investment objectives.

Possible changes in federal tax laws make it impossible to give certainty to the tax treatment of any Class A Interests.

The IRS code is subject to change by Congress, and interpretations of the code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in that law affecting an investment in the Issuer would be limited to prospective effect.

The Company likely will not have the opportunity to thoroughly inspect the properties its purchases through the tax deed sales.

Unlike traditional real estate transactions, buyers in tax deed sales often do not have the opportunity to conduct a thorough inspection of the property before acquisition. This lack of inspection can lead to unforeseen challenges, as the actual condition of the property may be unknown. Structural issues, code violations, or environmental hazards may exist, presenting potential financial burdens for the Company. The absence of a comprehensive inspection prior to purchase underscores the importance of conducting thorough due diligence through other means, such as researching public records, obtaining any available property history, and consulting with professionals who specialize in tax deed sales.

The title of a property may have issues, such as unresolved liens or competing claims, which could affect the Company’s ownership rights.

Title issues represent a significant concern when engaging in property transactions through tax deed sales. These sales may carry the risk of a clouded title, where the ownership rights are encumbered by unresolved liens, competing claims, or other legal complications. Unlike conventional real estate transactions, tax deed sales may not provide a clear and marketable title, exposing buyers to potential disputes over ownership.

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Legal challenges represent a risk for the Company associated with tax deed sales.

These challenges can manifest in various forms, including disputes over the validity of the sale process, allegations of procedural irregularities, or objections to the tax sale itself. Due to the complexity of property laws and the intricacies involved in tax deed sales, legal complications may arise, potentially resulting in protracted disputes that tie up the investment. These challenges may be initiated by former owners, lienholders, or other interested parties seeking to contest the legitimacy of the sale. Navigating through legal proceedings can be time-consuming and costly, impacting the anticipated benefits of acquiring a property through a tax sale.

The marketability of properties acquired through tax deed sales can pose a unique challenge for buyers.

While these sales offer an opportunity to acquire real estate at a lower cost, properties obtained in this manner may face skepticism in the market due to perceived risks associated with their acquisition. Potential buyers may be cautious about a property’s condition, title issues, and the absence of a comprehensive inspection before purchase. Stigma attached to tax sales could make it difficult to sell a property at a desirable price or within a reasonable timeframe. Moreover, the limited information available about the property during the sale process may contribute to uncertainties that can deter potential buyers. Successfully navigating the marketability challenge requires proactive measures, such as thorough due diligence, transparent disclosure of known issues, and potentially investing in property improvements to enhance its appeal.

Acquiring properties through tax deed sales can present the potential for unforeseen costs that may significantly impact the overall investment.

One major risk lies in the lack of comprehensive property inspections before purchase, as the Company may be unaware of underlying issues such as structural deficiencies, code violations, or environmental hazards. Addressing these undisclosed problems post-acquisition can lead to substantial unexpected expenses. Additionally, hidden financial liabilities, such as unpaid utility bills, may emerge, becoming the responsibility of the new owner. Furthermore, the need for legal assistance to navigate potential title issues or disputes can incur additional costs.

Owners may redeem a property during the applicable redemption period.

Property owners will have the opportunity to redeem the properties during the applicable redemption period. By paying the applicable taxes and costs along with a premium, the property owner may retain ownership of the property. If the Company loses a high number of properties to redemption, it could limit investor returns. The Company will be focusing on properties with shorter redemption periods to limit redemption.

The Company will be subject to those general risks relating to the ownership of real estate.

The Company’s economic success will depend upon the sale of properties acquired through tax deed sales. No assurance can be given that certain assumptions as to the future profits from Company operations will be accurate, since such matters will depend on events and factors beyond the Company’s and our Manager’s control. These factors include, among others:

●	adverse changes in local and national economic conditions;

●	changes in the financial condition of buyers and sellers of similar properties;

●	changes in the availability of debt financing and refinancing;

●	changes in the relative popularity of the Property and in real estate as an investment class;

●	changes in interest rates, real estate taxes, operating expenses, and other expenses;

●	changes in market capitalization rates;

●	changes in utility rates;

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●	development and improvement of competitive properties;

●	ongoing development, capital improvement, and repair requirements;

●	risks and operating problems arising out of the presence or scarcity of certain construction materials;

●	environmental claims arising in respect of real estate acquired with undisclosed or unknown environmental problems or as to which adequate reserves had not been established;

●	physical destruction and depreciation of property and equipment;

●	damage to and destruction of the Property, or any improvements or personal property located thereon;

●	acts of God;

●	changes in availability and cost of insurance;

●	unexpected construction costs;

●	increases in the costs of labor and materials;

●	materials shortages; and

●	labor strikes.

Holding assets within a single limited liability company (LLC) can provide certain legal protections, but it does not shield against all risks.

In the event of a catastrophic injury or occurrence exceeding our insurance coverage limits, there is a risk of loss that may extend beyond the protections provided by the limited liability company structure. It is advisable to consult with legal and financial professionals to assess and mitigate these risks appropriately.

The profitability of the properties is uncertain.

The Company intends to sell properties acquired through tax deed auctions at wholesale prices. If demand for such properties drops due to economic or other conditions, the Company may find it difficult to sale the properties, which could negatively affect revenue. In addition, the properties may compete with other properties in the area to attract buyers, which could make it difficult for the Company to dispose of the properties.

Vacancies and tenant defaults may reduce revenues.

The Company does not intend to hold and operate the properties long term. However, if it is unable to quickly sell the properties, it may be forced to operate them. If required to do so, the Company may depend on rental income to pay operating expenses. Vacant commercial units and/or purchase payment defaults by tenants could reduce the amount of revenue that might otherwise be available for payment of its expenses and/or distribution to the Members. Significant Company expenditures such as real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from the rented properties.

A vacancy or default of a tenant on the rent due will cause the Company to lose the revenue and if enough effective vacancies occur, it could cause the Company to have to find an alternative source of revenue to meet its operating expenses. In the event of a tenant default, the Company may experience delays in enforcing its rights as landlord and may incur substantial costs in evicting the tenant and re-renting the affected unit.

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If the Company is not able to sell the properties, the economic success of an investment in the Company could depend to a great extent upon the results of operations of the properties, some of which are outside the Company’s control.

While the Company does not intend to operate the properties, if the Company is required to hold properties longer than expected and is forced to rent some of the properties, they will be subject to those risks typically associated with investments in real estate that produce income based on tenant occupancy and rental revenues. Fluctuations in vacancy rates, rent schedules, and operating expenses can adversely affect operating results or render the sale or refinancing of the properties difficult or unattractive. No assurance can be given that certain assumptions as to the future levels of occupancy of the properties, future rental appreciation, future cost of capital improvements, or future cost of operating the properties will be accurate since such matters will depend on events and factors beyond the control of the Company. Such factors include continued validity and enforceability of the leases, vacancy rates for properties similar to the Company’s properties, financial resources of tenants, rent levels near the properties, adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions, the enactment of unfavorable real estate regulations, rent control, and other risks.

Real estate is a long-term illiquid investment that may be difficult to sell in response to changing economic conditions.

Real estate is generally a long-term investment that cannot be quickly converted to cash. The Company does not intend to hold properties long-term, however, it may not be able to liquidate properties promptly in response to economic or other conditions, which could affect the investors’ ability to realize a return on their investment. Real estate investments are also subject to adverse changes in overall economic conditions or local conditions that may reduce the demand for real estate generally.

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

To the extent climate change causes changes in weather patterns, the Property could experience increases in storm intensity and rising sea-levels causing damage to our Property and result in higher vacancy. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our Property in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

Real estate projects may suffer losses that are not covered by insurance.

Material losses to real estate properties may occur in excess of insurance proceeds with respect to any property as insurance proceeds may not provide sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, earthquakes, floods, hurricanes, pollution, environmental matters, mold, or terrorism, which are either uninsurable or not economically insurable, or may be insured subject to limitations such as large deductibles or co-payments. If an uninsured loss or a loss in excess of insured limits occurs on the Property, the Company could lose anticipated future revenues.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

The Company does not intend to incur debt. If it elects to do so, while investors will not be personally liable for these obligations, and our Manager may issue personal guarantees that these obligations will be repaid, the Company is ultimately responsible for paying off these debts. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

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The Property may be subject to foreclosure if a default under any mortgage loan occurs.

The Company does not intend to use debt financing but reserves the right to do so. Any mortgage loan secured by the properties will contain various default provisions, including payment defaults, operating restrictions, reporting defaults, transfer restrictions, and capital improvement obligations. Upon an uncured default under a loan, the lender may declare the entire amount of the loan, including principal, interest, prepayment premiums, and other charges to be immediately due and payable. If a senior mortgage lender declares a loan to be immediately due and payable, the Company will have the obligation to immediately repay the loan in full. If repayment does not occur, the lender may invoke its remedies under the loan documents, including proceeding with a foreclosure sale, which is likely to result in the Company losing its entire investment.

The market in which the Company participate is competitive and, if it does not compete effectively, its operating results could be harmed.

The Company will compete with many others engaged in real estate in general, including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. This market is competitive and rapidly changing. Significant increases in the number of buyers for tax deeds or sellers of properties which compete with the types of properties the Company expects to acquire could make it difficult for the Company to compete and could harm its ability to generate sufficient income from its operations.

The properties or a portion of the properties could become subject to eminent domain or a condemnation action.

Such an action could have a material, adverse effect on the marketability of the properties and any returns therefrom.

Future changes in land use and environmental laws and regulations, whether federal, state, or local, may impose new restrictions on the properties.

The Company’s ability to sell the properties as intended may be adversely affected by such regulations, which could affect returns therefrom.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

The properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the Company’s net income and the amount of cash available for distributions to investors.

Lawsuits may arise between the Company and its tenants if the Company is forced to rent space on some of the properties, resulting in lower cash distributions to investors.

Disputes between landlords and tenants are common. These disputes may escalate into legal action from time to time. In the event a lawsuit arises between the Company and a tenant it is likely that the Company will see an increase in costs. Accordingly, cash distributions to investors may be affected.

The failure of the properties to be sold at a profit would most likely preclude our investors from realizing an attractive return on their interest ownership.

There is no assurance that real estate investments made by the Company will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, which are beyond our control. We cannot predict whether we will be able to sell the properties for a certain price, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find willing purchasers.

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The Company may experience liability for alleged or actual harm to third parties and costs of litigation.

Owning the properties subjects the Company to the risk of lawsuits filed by tenants, past and present employees, contractors, competitors, business partners, and others in the ordinary course of business. As with all legal proceedings, no assurance can be provided as to the outcome of these matters, and legal proceedings can be expensive and time-consuming. We may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could result in substantial losses to the Company. Even if the Company is successful, there may be substantial costs associated with the legal proceeding, and our Manager may be delayed or prevented from implementing the business plan of the Company.

Due diligence may not uncover all material facts.

We will endeavor to obtain and verify material facts regarding the properties; however, it is possible that we will not discover certain material facts about the properties.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the Company’s business.

The Company’s business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the Company’s business and financial condition. “Shelter-in-place” or other such orders by governmental entities would further negatively impact the Company’s business and could also disrupt the Company’s operations if employees, who cannot perform their responsibilities from home, are not able to report to work.

An investment in the Company raises significant tax issues, and the tax treatment of an investment in the Company may vary significantly from investor to investor.

Please carefully review the below risks, among others, and review the section entitled “Material Tax Considerations.” You should also consult your own tax adviser about the specific tax consequences to you before investing.

●	The tax allocation of the Company’s income and loss may be challenged by the Internal Revenue Service.

●	An audit of the Company’s return by the Internal Revenue Service may lead to adjustments to the Members’ tax returns and an audit of the Members’ tax returns.

●	Under the Bipartisan Budget Act of 2015, which took effect in January of 2018, the Company must designate a Partnership Representative for each tax year. Federal law gives the Partnership Representative significant discretion in the event of an audit by the Internal Revenue Service, including the sole authority to make elections that bind the Company and all of the Members. While it is the intent of the Company that the Partnership Representative do what is in the best interests of the Company, actions taken by the Partnership Representative may have a negative effect on one or more current or former Members.

●	Any tax benefits from ownership of interest in the Company will not be available unless the Company and the Company’s Members have a profit motive.

●	Laws affecting the tax effect of ownership in the Company may change

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The Company has not requested an IRS ruling as to its partnership tax status.

Partnerships are generally pass-through entities for tax purposes, meaning that the income and deductions pass through to the individual partners rather than being taxed at the entity level. If the Company’s tax status as a partnership is reclassified as a corporation by the IRS, it can have several implications and risks for both the Company and its members including, but not limited to, the following:

●	Double Taxation: Corporations are subject to double taxation, meaning that the corporate income is taxed at the entity level, and then any distributions or dividends to shareholders are taxed again at the individual level. This is different from partnerships, which are pass-through entities, and income is only taxed at the individual partner level.

●	Loss of Pass-Through Benefits: Partnerships enjoy pass-through taxation, where profits and losses flow through to the individual partners. If reclassified as a corporation, the entity loses this pass-through treatment, and income is taxed at both the corporate and individual levels.

●	Change in Tax Rates: Corporate tax rates may be different from individual tax rates. Reclassification could result in partners facing higher or lower tax rates on their share of the income.

●	Additional Compliance Requirements: Corporations have different reporting and compliance requirements than partnerships. This includes filing corporate tax returns and adhering to corporate governance and regulatory standards.

●	Changes in Deductibility: Some deductions and credits available to partnerships may not be available to corporations, and vice versa. The reclassification could impact the ability to claim certain tax benefits.

●	Impact on Members’ Basis: The tax basis of a partner’s interest in the partnership affects the taxation of distributions and sales of partnership interests. Reclassification may alter the members’ basis calculations.

●	Potential Legal and Structural Changes: Reclassifying as a corporation may require changes to the legal and structural aspects of the entity.

Certain investors could be subject to Unrelated Business Income Tax (“UBIT”).

An investor who is tax exempt (such as a charitable organization), or who acquires Class A Interests through a tax-exempt vehicle (such as an Individual Retirement Account) may be subject to UBIT. Our Manager recommends that Investors contact their qualified tax advisor to determine how/whether the application of UBIT may apply to them.

Our business could be negatively impacted by cyber security threats, attacks, and other disruptions.

Businesses are more frequently facing advanced and persistent attacks on information infrastructure where various proprietary information and sensitive/confidential data relating to business operations are managed and stored. These attacks may include sophisticated malware (viruses, worms, and other malicious software programs) and phishing emails that attack our products or otherwise exploit any security vulnerabilities. These intrusions sometimes may be zero-day malware that are difficult to identify because they are not included in the signature set of commercially available antivirus scanning programs. Experienced computer programmers and hackers may be able to penetrate the portfolios’ network security and misappropriate or compromise confidential information, create system disruptions, or cause shutdowns. Additionally, sophisticated software and applications that the portfolios produce or procure from third-parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the information infrastructure. A disruption, infiltration or failure of the Company or Company’s information infrastructure systems as a result of software or hardware malfunctions, computer viruses, cyber-attacks, employee theft or misuse, power disruptions, natural disasters or accidents could cause breaches of data security, loss of critical data and performance delays, which in turn could adversely affect the Company’s business.

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To the extent the Company directly processes customer/tenant information rather than through a third-party business platform, security breaches of confidential customer information, in connection with the Company’s electronic processing of credit and debit card transactions, or confidential employee information may adversely affect its business.

The Company in the course of business may require the collection, transmission, and retention of personally identifiable information, in various information technology systems that it maintains and in those maintained by third parties with whom it contracts to provide services. The integrity and protection of that data is critical. The information, security, and privacy requirements imposed by governmental regulation are increasingly demanding. The Company’s systems may not be able to satisfy these changing requirements and customer/tenant and employee expectations or may require significant additional investments or time in order to do so. A breach in the security of the Company’s information technology systems or those of its service providers could lead to an interruption in the operation of the Company’s systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss, or misappropriation of, or access to, customers’/tenants’ or other proprietary data or other breach of the Company’s information technology systems could result in fines, legal claims, or proceedings.

Non-compliance with certain securities regulations may result in the liquidation and winding up of the Company.

We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and none of Our Manager nor its or members is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and Our Manager have taken the position that the Property is not a “security” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus Our Manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable law that is inherently subject to judgments and interpretation. If we were to be required to register under the Investment Company Act or Our Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of the Company.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

We do not know whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements.

Our Company Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of Our Manager.

Our Company Agreement provides that Our Manager, in exercising its rights in its capacity as Manager, will be entitled to consider only such interests and factors as it desires and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our Company Agreement, the Texas Business Organizations Code, or under any other law, rule or regulation or in equity.

Conflicts may exist among our Manager and its employees or affiliates.

Our Manager will engage with, on behalf of the Company, a number of brokers, asset sellers, insurance companies, and maintenance providers and other service providers and thus may receive in-kind discounts. In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of our Manager and not the Company nor the Company. Our Manager may be incentivized to choose a service provider or seller based on the benefits they are to receive.

We do not have a conflicts of interest policy.

The Issuer, our Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of interests. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

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There may be conflicting interests of investors.

Our Manager will determine whether or not to acquire or liquidate properties. When determining to acquire or liquidate properties, our Manager will do so considering all of the circumstances at the time, which may include the best interests of some but not all of the investors.

Conflicts may exist between service providers, the Company, our Manager and their affiliates.

Our service providers may provide services to our Manager, the Company, and their affiliates. Because such providers may represent both the Company and such other parties, certain conflicts of interest exist and may arise. To the extent that an irreconcilable conflict develops between us and any of the other parties, providers may represent such other parties and not the Company. Providers may, in the future, render services to us or other related parties with respect to activities relating to the Company as well as other unrelated activities. Legal counsel is not representing any prospective investors in connection with this offering. Prospective investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in our Class A Interests.

Investors should be prepared to keep their investment with the Company until the Company ceases operations.

The Company is expected to operate for a minimum of three years and may operate indefinitely. The Company will operate for a planned three-year term, which may be extended for two additional two-year terms by the Company in the Manager’s discretion. Thereafter, every two years the Members may vote to cease Company operations and liquidate, dissolve, and wind up the Company. A vote of a Required Interest is required for such action which means the vote or consent of greater than fifty percent (>50%) of the Membership Interests entitled to vote. Investors who invest with the Company should be prepared to keep their funds invested with the Company indefinitely until the Company ceases operations, which may be three years or longer. While investors may transfer their Interests under certain conditions, there is no public market for the Company’s securities, and one is not anticipated to develop.

The terms of our Company Agreement make it difficult to end our relationship with our Manager.

Under the terms of our Company Agreement, the Manager may only be removed for “good cause” upon a vote of 75% of the Interests (excluding those held by the Manager and its affiliates).

The Company is not subject to Sarbanes-Oxley regulations and may lack the financial controls and procedures of public companies.

The Company may not have the internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes Oxley Act of 2002. As a privately-held (non-public) company, the Company and Company are currently not subject to the Sarbanes Oxley Act of 2002, and our financial and disclosure controls and procedures reflect its status as a development stage, non-public company. There can be no guarantee that there are no significant deficiencies or material weaknesses in the quality of the Company’s financial and disclosure controls and procedures. If it were necessary to implement such financial and disclosure controls and procedures, the cost to the Company of such compliance could be substantial and could have a material adverse effect on the Company’s results of operations.

Risks Related to the Offering

The U.S. Securities and Exchange Commission does not pass upon the merits of the Securities or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering document or literature.

You should not rely on the fact that our Form C is accessible through the U.S. Securities and Exchange Commission’s EDGAR filing system as an approval, endorsement or guarantee of compliance as it relates to this Offering. The U.S. Securities and Exchange Commission has not reviewed this Form C, nor any document or literature related to this Offering.

Neither the Offering nor the Securities have been registered under federal or state securities laws.

No governmental agency has reviewed or passed upon this Offering or the securities. Neither the Offering nor the securities have been registered under federal or state securities laws. Investors will not receive any of the benefits available in registered offerings, which may include access to quarterly and annual financial statements that have been audited by an independent accounting firm. Investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering based on the information provided in this Form C and the accompanying exhibits.

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Although the Company will generally invest the net proceeds of the Offering into purchasing, and selling the properties, our Manager of the Company has broad discretion in how to utilize them.

Our Manager will have considerable discretion over the use of proceeds from the Offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company have the right to limit individual Investor commitment amounts.

The Company may prevent any Investor from committing more than a certain amount in this Offering for any reason. This means that your desired investment amount may be limited or lowered based solely on the Company’s determination and not in line with relevant investment limits set forth by the Regulation CF rules. This also means that other investors may receive larger allocations of the Offering based solely on the Company’s determination.

The Company has the right to extend the Offering Deadline.

The Company may extend the Offering Deadline beyond what is currently stated herein. This means that your investment may continue to be held in escrow while the Company attempts to raise the Target Offering Amount even after the Offering Deadline stated herein is reached. While you have the right to cancel your investment in the event the Company extends the Offering Deadline, if you choose to reconfirm your investment, your investment will not be accruing interest during this time and will simply be held until such time as the new Offering Deadline is reached without the Company receiving the Target Offering Amount, at which time it will be returned to you without interest or deduction, or the Company receives the Target Offering Amount, at which time it will be released to the Company to be used as set forth herein. Upon or shortly after the release of such funds to the Company, the securities will be issued and distributed to you.

The Company may end the Offering early.

If the Target Offering Amount is met after 21 calendar days, but before the Offering Deadline, the Company can end the Offering by providing notice to Investors at least 5 business days prior to the end of the Offering. This means your failure to participate in the Offering in a timely manner may prevent you from being able to invest in this Offering – it also means the Company may limit the amount of capital it can raise during the Offering by ending the Offering early.

The Company has the right to conduct multiple closings during the Offering.

If the Company meets certain terms and conditions, an intermediate close of the Offering can occur, which will allow the Company to draw down on half of the proceeds committed and captured in the Offering during the relevant period. The Company may choose to continue the Offering thereafter. Investors should be mindful that this means they can make multiple investment commitments in the Offering, which may be subject to different cancellation rights. For example, if an intermediate close occurs and later a material change occurs as the Offering continues, Investors whose investment commitments were previously closed upon will not have the right to re-confirm their investment as it will be deemed to have been completed prior to the material change.

Using a credit card to purchase Class A Interests may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering may have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the Class A Interests you buy. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

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The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018, entitled Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

This offering is being conducted on a “best efforts” basis and we may not be able to raise the capital sought in this Offering.

We are offering securities on a “best efforts” basis, and we can give no assurance that all the offered securities will be sold. If you invest in our securities and more than the target amount of offered securities are sold, but less than all the offered securities are sold, the risk of losing your entire investment will be increased. If less than the maximum number of securities offered are sold, we may be unable to fund all the intended uses described in this offering statement from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost and we may be forced to limit our operations or assets acquired.

Risks Related to the Securities

The securities will not be freely tradable under the Securities Act until at least one year from the initial purchase date. Although the securities may be tradable under federal securities law, state securities regulations may apply, and each Investor should consult with their attorney.

You should be aware of the long-term nature of this investment. There is not now and likely will not ever be a public market for the Securities. Because the securities have not been registered under the securities Act or under the securities laws of any state or foreign jurisdiction, the securities have transfer restrictions and cannot be resold in the United States except pursuant to Rule 501 of Regulation CF. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the securities may also adversely affect the price that you might be able to obtain for the securities in a private sale. Investors should be aware of the long-term nature of their investment in the Company. Each Investor in this Offering will be required to represent that they are purchasing the securities for their own account, for investment purposes and not with a view to resale or distribution thereof.

Any valuation of the Company is subject to significant uncertainty.

Unlike listed companies, which are valued publicly through market-driven stock prices, private companies are difficult to value. Although the Company has performed an internal valuation of its business, it has neither sought nor obtained an independent valuation determining the terms of this Offering.

The Company determined the $1.00 per-Interest price arbitrarily. Therefore, the offering price does not necessarily bear any simple relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment.

Because of the uncertainty of the Company’s valuation, we cannot assure you that you will be able to resell the Securities at the $1.00 offering price (or at any other price), and you risk overpaying for your investment.

The purchase of Class A Interests is a speculative investment.

The Company’s business objectives must be considered highly speculative, especially since it has not begun operations. No assurance can be given that prospective investors will realize their investment objectives or will realize a substantial return (if any) on their investment or that they will not lose their entire investment in the Company. For this reason, each prospective investor should carefully read this Form C and all Exhibits hereto in their entirety. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR ATTORNEYS, ACCOUNTANTS, AND BUSINESS ADVISERS PRIOR TO MAKING AN INVESTMENT.

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Investors will not be entitled to any inspection or information rights other than those required by law.

Investors will not have the right to inspect the books and records of the Company or to receive financial or other information from the Company, other than as required by law. Other security holders of the Company may have such rights. Regulation CF requires only the provision of an annual report on Form C and no additional information. Additionally, there are numerous methods by which the Company can terminate annual report obligations, resulting in no information rights, contractual, statutory or otherwise, owed to Investors. This lack of information could put Investors at a disadvantage in general and with respect to other security holders, including certain security holders who have rights to periodic financial statements and updates from the Company such as quarterly unaudited financials, annual projections and budgets, and monthly progress reports, among other things.

The securities acquired in this offering may be significantly diluted as a consequence of other equity financings.

The Company’s equity securities will be subject to dilution. The Company’s equity securities could be subject to dilution via the creation and sale of additional classes of Interests in the Company, which may have priority over the securities offered in this offering or through the sale of additional Class A Interests. In addition, the Company may issue additional equity to employees and third-party financing sources in amounts that are uncertain at this time, and as a consequence, holders of the Securities offered herein will be subject to dilution in an unpredictable amount. Whether such securities will ultimately be sold by the Company is uncertain at this time, and as a consequence holders of the securities offered herein could be subject to dilution in an unpredictable amount. Such dilution may reduce an Investor’s economic interests in the Company. The Company is conducting an offering concurrent with this Offering, which securities will have preferential distributions and will have the effect of diluting investors in this Offering.

Additionally, if we issue bonus Securities pursuant to this Offering, some investors may experience dilution. We are offering our Securities for $0.10 per Class A Interest. Investors who invest $15,000 or more in this Offering will also be entitled to receive bonus Securities of up to 10%. Therefore, investors receiving bonus Securities are effectively receiving a discount on the Securities they purchase. Bonus Securities have identical rights, privileges, preferences as well as restrictions to the Class A Interests to be purchased by investors. The issuance of bonus Securities could cause immediate dilution to your investment.

The purchase prices for the Class A Interests have been arbitrarily determined.

The purchase price for the Class A Interests for this offering has been arbitrarily determined by the Company and bears no relationship to the Company’s assets, book value, earnings or other generally accepted criteria of value. In determining pricing, the Company considered factors such as the purchase and development costs of the Property, the Company’s limited financial resources, the nature of its assets, estimates of its business potential, the degree of equity or control desired to be retained by Our Manager and general economic conditions.

There is no guarantee of a return on an Investor’s investment.

The Company’s business objectives must be considered highly speculative. There is no assurance that an Investor will realize a return on their investment or that they will not lose their entire investment. For this reason, each Investor should read this Form C and all exhibits carefully and should consult with their attorney and business advisor prior to making any investment decision.

There is currently no public trading market for our securities.

There is currently no public trading market for our securities, and none is expected to develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your securities at any price. Even if a public market does develop, the market price could decline below the amount you paid for your securities.

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If a market ever develops for our securities, the market price and trading volume may be volatile.

If a market develops for our securities, the market price of our securities could fluctuate significantly for many reasons, including reasons unrelated to our performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their value, the value of our securities may decline as well.

In addition, fluctuations in our operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

There are restrictions on an investor’s ability to sell its securities making it difficult to transfer, sell or otherwise dispose of our securities.

Under Regulation CF, pursuant to which the Class A Interests are being offered, the Class A Interests may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred to certain transferees as detailed more within this offering statement).

Further, each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.

Our securities will not be registered under the laws of any states. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

In addition, there are significant transfer restrictions contained in our Company Agreement that prohibit transfers unless approved by Our Manager, in its sole discretion, and the transferee and transferor have met other conditions established by our Company Agreement.

Possible changes in federal/local tax laws or the application of existing federal/local tax laws may result in significant variability in our results of operations and tax liability for the investor.

The Internal Revenue Code of 1986, as amended, is subject to change by Congress, and interpretations may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in the Company would be limited to prospective effect. Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed, or made.

Furthermore, investors may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws or tax reporting obligations in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of investors to purchase securities in real estate. Failure to assess or pay the correct amount of tax on a transaction may expose us to claims from tax authorities.

Financial projections and forward-looking statements may be wrong.

Certain financial projections concerning the future performance of the properties are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

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Such statements are based on Our Manager’s current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain. A variety of factors could cause business conditions and results to differ materially from what is contained in any such forward-looking statements.

It is possible that actual results from sale of the properties will be different than the returns anticipated by Our Manager and/or that these returns may not be realized in the timeframe projected by Our Manager, if at all.

This offering statement and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this offering statement are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this offering statement and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made considering its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this offering statement, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this offering statement, or any documents incorporated by reference herein or therein speaks only as of the date of this offering statement. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether because of new information, future developments or otherwise, except as may be required by law.

IN ADDITION TO THE RISKS LISTED ABOVE, RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN, OR WHICH WE CONSIDER IMMATERIAL AS OF THE DATE OF THIS FORM C, MAY ALSO HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULT IN THE TOTAL LOSS OF YOUR INVESTMENT.

THE OFFERING

The Company was incorporated in Texas on October 16, 2023 to acquire non-homestead properties primarily in the state of Texas through tax deed sales.

The Company is offering a Target Offering Amount of $50,000.00 and a Maximum Offering Amount of $5,000,000.00 in Class A Interests of the Company in order to fund its operations. We must raise an amount equal to or greater than the Target Offering Amount by the Offering Deadline. Unless we raise at least the Target Offering Amount by the Offering Deadline, no Securities will be sold in this Offering, all investment commitments will be cancelled, and all committed funds will be returned without interest or deduction.

Class A Interests are being offered at $10.00 each. The price of the Securities was determined arbitrarily, does not necessarily bear any relationship to the Company’s asset value, net worth, revenues, or other established criteria of value, and should not be considered indicative of the actual value of the Securities. The minimum amount that an Investor may invest in the Offering is $2,000.00, which is subject to adjustment in the Company’s sole discretion.

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Investment commitments may be accepted or rejected by us, in whole or in part, in the sole and absolute discretion of our Manager. We have the right to cancel or rescind our offer to sell the Securities at any time and for any reason. The Intermediary has the ability to reject any investment commitment and may cancel or rescind our offer to sell the Securities at any time for any reason.

Intermediary

In order to purchase the Securities, you must complete the purchase process through our Intermediary, Silicon Prairie Online, LLC. All committed funds will be held in escrow with Bank Vista until released to the Company following one or more closings. Each investor may cancel its investment commitment until up to 48 hours prior to the Offering Deadline, or such earlier time(s) as the Company designates for a closing pursuant to Regulation CF, using the cancellation mechanism provided by the Intermediary. We have also hired affiliates of the Intermediary to provide transfer agent, marketing and technology services, which affiliates will receive fees in addition to the fees and commissions payable to the Intermediary.

Fees and Commissions

Silicon Prairie Online, LLC, our Intermediary, will receive the following commissions and fees for acting as Intermediary:

$3,500 onboarding fee

5% of raise amount for first $1,000,000 raised

4% of raise amount on second $1,000,000 raised

3% of raise amount on remaining amount raised.

Use of Proceeds

The following table illustrates how we intend to use the net proceeds received from this Offering if we raise the Target Offering Amount and if we raise the Maximum Offering Amount.

Use of Proceeds	Amount if Maximum Offering Amount Raised	Amount if Target Offering Amount Raised
Intermediary Fees	$180,000.00	$2,500.00
Offering Costs (1)	$10,000.00	$10,000.00
Investment in tax deed sales	$3,388,000.00	$26,250.00
Working Capital Reserves (2)	$1,422,000.00	$11,250.00
Total	$5,000,000.00	$50,000.00

(1)	Such expenses may include legal expenses, accounting and audit fees, fees payable to third party service providers such as our EDGAR processor and transfer agent, travel and investor relations.

(2)	The Company does not expect to require the Maximum Offering Amount to execute its business plan. The Company may choose to raise capital, in its discretion, up to the Maximum Offering Amount and set aside such funds as working capital reserves, approximately 18% of which the Company intends to use for operating expenses and approximately 12% of which it may use to make distributions back to investors if sufficient operating income is not available to pay any preferred return owed to investors. However, the Company may increase or decrease these amounts in the sole discretion of the Manager. If the Company raises less than the Maximum Offering Amount, funds allocated above to working capital reserves will be reduced.

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The Company has the discretion to alter the use of proceeds set forth above to adhere to the Company’s business plan and liquidity requirements. For example, economic conditions may alter the Company’s general marketing or general working capital requirements.

Investor Suitability

In order to purchase the Securities, investors must make a commitment to purchase Class A Interests by completing the subscription process hosted by Silicon Prairie Online, LLC, our Intermediary, including complying with the Intermediary’s know your customer (KYC) and anti-money laundering (AML) policies.

Pursuant to the Subscription Agreement, each Investor must represent and warrant that the Investor is a “qualified purchaser,” as defined in 17 C.F.R. §§ 227.100, .504 for purposes of section 18(b)(3) of the Securities Act (15 U.S.C.

§ 77r(b)(3)), meaning the Investor is either:

A. an “Accredited Investor” as defined in Rule 501 of Regulation D (17 U.S.C. § 230.501) under the Securities Act and indicated on the U.S. Accredited Investor Certificate attached hereto; or

B. the Investor’s subscription amount plus all other investments by Investor pursuant to Regulation Crowdfunding (Section 4(a)(6) of the Securities Act) during the twelve (12) month period preceding the date of the Subscription Agreement does not represent:

i. Where the Investor’s annual income AND net worth are both equal to or greater than $124,000, more than 10% of the greater of Investor’s annual income or net worth, subject to a maximum investment of $124,000.

ii. Where the Investor’s annual income OR net worth is less than $124,000, more than the greater of $2,500 or 5% of the greater of the Investor’s annual income or net worth.

iii. For this subparagraph, net worth is determined in the same manner as for an Accredited Investor.

Material Changes

If any material change occurs related to the Offering prior to the current Offering Deadline, the Company will provide notice to Investors and receive reconfirmations from Investors who have already made commitments but not been accepted as members of the Company. If an Investor does not reconfirm their investment commitment after a material change is made to the terms of the Offering within five (5) business days of receiving notice, the Investor’s investment commitment will be cancelled, and the committed funds will be returned without interest or deductions. If an Investor does not cancel an investment commitment before the Target Offering Amount is reached, the funds will be released to the Company upon the closing and the Investor will receive the Securities in exchange for their investment.

Closings

In the event an amount equal the Target Offering Amount is committed and meets all required terms of the Offering prior to the Offering Deadline, the Company may conduct a closing of the Offering early, provided the early closing date must be at least twenty-one (21) days from the time the Offering opened. The Company may conduct subsequent closings on a rolling basis after it has conducted an initial closing until all Class A Interests have been sold or the Offering Deadline. All investors with unaccepted subscription commitments will receive notice of their scheduled closing date at least five business days prior to such closing (absent a material change that would require an extension of the Offering and reconfirmation of all investment commitments). Investors who committed on the date such notice is provided or prior to the issuance of such notice will be able to cancel their investment commitment until 48 hours before each closing date.

Investor funds will be held in escrow with Bank Vista until eligible for disbursement to the Company following the Offering sales reaching the Target Offering Amount. After the initial disbursement, eligible funds may be disbursed prior to the close of the Offering. The Company will notify Investors when the Target Offering Amount has been reached through the Intermediary. If the Company reaches the Target Offering Amount prior to the Offering Deadline, it may close the Offering early provided (i) the expedited Offering Deadline must be at least twenty-one (21) days from the time the Offering was opened, (ii) the Intermediary must provide at least five (5) business days’ notice prior to the expedited Offering Deadline to the Investors, and (iii) the Company continues to meet or exceed the Target Offering Amount on the date of the expedited Offering Deadline.

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The Company will return all funds to Investors in the event a Form C-W is ultimately filed in relation to this Offering, regardless of whether multiple closings are conducted.

Investment commitments are not binding on the Company until they are accepted by the Company, which reserves the right to reject, in whole or in part, in its sole and absolute discretion, any investment commitment. If the Company rejects all or a portion of any investment commitment, the applicable prospective Investor’s funds will be returned without interest or deduction.

DESCRIPTION OF SECURITIES

The rights and obligations of the Company’s members are governed by the Company Agreement, which each prospective investor will be required to be bound as a condition to purchasing Class A Interests. Below are summaries of miscellaneous terms of the Company Agreement, which summaries are qualified by the actual terms of the Company Agreement.

Capital Structure

The Company is authorized to issue two classes of interests, Class A and Class B. The Company is authorized to issue as many Class A Interests as needed to fund its operations. The Company intends to raise up to $5,000,000.00 via the sale of Class A Interests. The Company may issue as many Class B Interests as the Manager deems necessary, in its sole discretion. All Class B Interests have been issued to Tax Deed Investors LLC. Class A Interests will represent an aggregate of 50% of the equity in the Company and Class B Interests will represent 50% of the equity in the Company.

The Members

The Members are not permitted to take part in the management or control of the business or operations of the Company. Assuming that the Company is operated in accordance with the terms of the Company Agreement, a Member generally will not be liable for the obligations of the Company in excess of its total Capital Contributions and share of undistributed profits. However, a Member may be liable for any distributions made to the Member if, after such distribution, the remaining assets of the Company are not sufficient to pay its then outstanding liabilities. The Company Agreement provides that the Members will not be personally liable for the expenses, liabilities, or obligations of the Company.

Distributions

Interest holders will be entitled to distributions of cash from the Company derived from operations and capital transactions, less the following items: (i) payment of all fees, costs, indebtedness, and expenses of the Company, (ii) any required tax withholdings, and (iii) reserves for future costs and expenses related to the Company’s operations (including reinvestment into additional Company Assets), as established in the reasonable discretion of the Manager (“Distributable Cash”).

Timing

Distributions will be evaluated not less than quarterly and made in accordance with the terms of the Company Agreement subject to available cash. There can be no assurance as to the timing of a distribution or that we will pay a distribution at all.

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Distributions

Distributions will be made as follows:

●	First, the Class A Members shall receive a cumulative, non-compounding preferred return of twelve percent (12%) per annum, calculated on their Unreturned Capital Contributions, and shall be treated as a return of the Members’ Capital Contributions.

●	Second, the remaining Distributable Cash will be distributed sixty percent (60%) to the Class A Members and forty percent (40%) to the Class B Members, ratably apportioned according to their respective Class A and Class B Interests, until the Class A Members have been returned all of their Unreturned Capital Contributions.

●	Thereafter, the remaining Distributable Cash will be distributed fifty percent (50%) to the Class A Members and fifty percent (50%) to the Class B Members, ratably apportioned according to their respective Class A and Class B Interests.

Allocations

During the Company term and upon its liquidation, the Company shall allocate all profits will be allocated first to each member in proportion to its cumulative distributions, not including any return of capital, until all such distributions have been so allocated as profits. The balance, if any, will then be allocated to the Members in proportion to their Interests in the Company.

Losses will be allocated first to the Members in proportion to and to the extent of their profits, if any, previously allocated in reverse order in which profit was allocated. Second, the balance, if any, will be allocated to the members in proportion to their Interests in the Company.

Minority Investors

Investors will have limited rights in regard to the corporate actions of the Company, including additional issuances of securities, Company repurchases of securities, a sale of the Company or its significant assets, or Company transactions with related parties. Once Class A Interests are sold, our Manager will hold 30% of the voting interests in the Company and will manage all the business and affairs of the Company and will have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager deems to be reasonably required to accomplish the business and objectives of the Company.

Voting and Control

The Class A Interests shall comprise fifty percent (50%) of the Interests of the Company and the Class B Interests shall comprise the remaining fifty percent (50%). Unless otherwise specified in the Company Agreement or required by law, any action requiring the approval of the Members may be approved by the vote or written consent of the Members entitled to vote. The approval of the members is required for:

●	The removal of the Manager.

●	Amending the Company Agreement other than to (i) change the name of the Company or the location of its principal office; (ii) add to the duties or obligations of the Manager; (iii) cure any ambiguity or correct or supplement any inconsistency in the Agreement; (iv) correct any printing, stenographic, or clerical errors or omissions in order that the Agreement shall accurately reflect the agreement among the Members; (v) reflect information regarding the admission of any additional or substitute Member; or (vi) comply with the single-purpose-entity or other requirements for any mortgage loan secured by Company Assets; (vii) a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement; (viii) a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement; (iv) an amendment that the Manager determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, any Officers or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor; (x) any other amendment other than an amendment expressly requiring consent of the Members as set forth in Section 14.2(b); and (xi) any other amendments substantially similar to the foregoing.

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●	The dissolution of the Company, except as otherwise provided for in the Company Agreement.

●	The requirement of Additional Capital Contributions.

●	Payment of additional compensation to the Manager or its Affiliates.

●	Expulsion of a Member.

●	Such other matters as are required by the Company Agreement or the Texas Business Organizations Code.

Term and Dissolution

The term of the Company commenced upon the filing of the Company’s Certificate of Formation with the Texas Secretary of State on October 16, 2023 and will last in perpetuity or until such time as the winding up and liquidation of the Company and its business is completed following a liquidating event.

The Company will be dissolved upon the occurrence of any of the following events:

●	In the sole discretion of the Manager, after the liquidation and subsequent distribution of all Company Assets to the Members.

●	The vote of at least a Required Interest of the voting Class A Membership Interests to dissolve the Company, which vote may occur every two years beginning the seventh year after commencement of operations of the Company, provided, however, the Manager shall have the authority to liquidate all Company Assets and dissolve the Company at the time and pursuant to such terms as the Manager may believe to be in the best interest of the Company.

●	The withdrawal of the Manager unless (i) the Company has at least one other Manager, or (ii) within 90 days after the withdrawal, the Members vote to continue the business of the Company and to appoint one or more additional Managers.

●	The withdrawal of all the Members unless the Company is continued in accordance with the Act.

●	The entry of a decree of judicial dissolution

Dilution

The Securities do not have anti-dilution rights, which means that future equity issuances and other events will dilute the ownership percentage that an Investor may eventually have in the Company.

Investors should understand the potential for dilution. The investor’s stake in a company could be diluted due to the company issuing additional membership interests. In other words, when the company issues more membership interests, the percentage of the Company that you own will go down, even though the value of the Company may go up. You will own a smaller piece of a larger Company. This increase in the number of membership interests outstanding could result from different offerings (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising options, or by conversion of certain instruments (e.g., convertible bonds, or warrants) into membership interests.

If the Company decides to issue more Class A Interests, an investor could experience value dilution, with each Interest being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per interest (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).

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The type of dilution that hurts early-stage investors most occurs when the Company sells more membership interests in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2022 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

●	In June 2023 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into membership interests. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more membership interests than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as an interest price ceiling. Either way, the holders of the convertible notes get more interests for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more interests for their money. The Company has not issued any convertible notes.

Additionally, if we issue bonus Securities pursuant to this Offering, some investors may experience dilution. We are offering our Securities for $0.10 per Class A Interest. Investors who invest $15,000 or more in this Offering will also be entitled to receive bonus Securities of up to 10%. Therefore, investors receiving bonus Securities are effectively receiving a discount on the Securities they purchase. Bonus Securities have identical rights, privileges, preferences as well as restrictions to the Class A Interests to be purchased by investors. The issuance of bonus Securities could cause immediate dilution to your investment

If you are making an investment expecting to own a certain percentage of the Company or expecting each Interest to hold a certain amount of value, it’s important to realize how the value of those interests can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each interest, ownership percentage, voting control, and earnings per Interest.

Please review the Company’s Company Agreement attached as Exhibit C and see the definition of Membership Interest.

Valuation

As discussed in “Dilution” above, the valuation of the Company will determine the amount by which the investor’s stake is diluted in the future. An early-stage company typically sells its interests (or grants options over its interests) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their interests than the founders or earlier investors, which means that the cash value of your stake is immediately diluted because each interest of the same type is worth the same amount, and you paid more for your interests than earlier investors did for theirs.

There are several ways to value a company, and none of them is perfect and all of them involve a certain amount of guesswork. The same method can produce a different valuation if used by a different person.

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Liquidation Value — The amount for which the assets of a company can be sold, minus the liabilities owed, e.g., the assets of a bakery include the cake mixers, ingredients, baking tins, etc. The liabilities of a bakery include the cost of rent or mortgage on the bakery. However, this value does not reflect the potential value of a business, e.g., the value of the secret recipe. The value for most startups lies in their potential, as many early-stage companies do not have many assets (they probably need to raise funds through a securities offering in order to purchase some equipment).

Book Value — This is based on analysis of a company’s financial statements, usually looking at the company’s balance sheet as prepared by its accountants. However, the balance sheet only looks at costs (i.e., what was paid for the asset), and does not consider whether the asset has increased in value over time. In addition, some intangible assets, such as patents, trademarks, or trade names, are very valuable but are not usually represented at their market value on the balance sheet.

Earnings Approach — This is based on what the investor will pay (the present value) for what the investor expects to obtain in the future (the future return), taking into account inflation, the lost opportunity to participate in other investments, the risk of not receiving the return. However, predictions of the future are uncertain and valuation of future returns is a best guess.

Different methods of valuation produce a different answer as to what your investment is worth. Typically, liquidation value and book value will produce a lower valuation than the earnings approach. However, the earnings approach is also most likely to be risky as it is based on many assumptions about the future, while the liquidation value and book value are much more conservative.

Future investors (including people seeking to acquire the company) may value the company differently. They may use a different valuation method, or different assumptions about the company’s business and its market. Different valuations may mean that the value assigned to your investment changes. It frequently happens that when a large institutional investor such as a venture capitalist makes an investment in a company, it values the company at a lower price than the initial investors did. If this happens, the value of the investment will go down.

The Company has ascribed no pre-offering valuation to the Company. The offering price for our current offering was determined arbitrarily and may not reflect the actual value of the Class A Interests.

Restrictions on Transfer

Any Securities sold pursuant to Regulation CF being offered may not be transferred by any Investor of such Securities during the one-year holding period beginning when the Securities were issued, unless such Securities are transferred: (1) to the Company; (2) to an accredited investor, as defined by Rule 501(d) of Regulation D promulgated under the Securities Act; (3) as part of an IPO; or (4) to a member of the family of the Investor or the equivalent, to a trust controlled by the Investor, to a trust created for the benefit of a member of the family of the Investor or the equivalent, or in connection with the death or divorce of the Investor or other similar circumstances. “Member of the family” as used herein means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother/father/daughter/son/sister/brother-in-law, and includes adoptive relationships. Each Investor should be aware that although the Securities may legally be able to be transferred, there is no guarantee that another party will be willing to purchase them.

In addition to the foregoing restrictions, prior to making any transfer of the Securities, such transferring Investor must either make such transfer pursuant to an effective registration statement filed with the SEC or provide the Company with an opinion of counsel reasonably satisfactory to the Company stating that a registration statement is not necessary to effect such transfer.

Finally, no transfers may be approved, or assignee rights granted, unless the transfer: (a) is approved by the Manager, which approval may be granted or withheld in its sole discretion and subject to such conditions as it may impose; (b) is evidenced by a written agreement, in form and substance satisfactory to the Manager, that is executed by the transferor, the transferee(s), and the Manager; (c) will not result in violation of the registration requirements of the Securities Act; (d) will not require the Company to register as an investment company under the Investment Company Act of 1940, as amended; and (e) will not result in the Company being classified for United States federal income tax purposes as an association taxable as a corporation.

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A member of the Company may transfer its Class A Interests without the consent of the Manager or any other member to a trust for his or her benefit, to his or her spouse, to a trust for the benefit of his or her spouse, to his or her immediate family, or to a trust for the benefit of his or her Immediate Family, so long as the proposed transfer does not: (a) cause the Company to terminate for federal income tax purposes; (b) result in any event of default as to any secured or unsecured obligation of the Company; (c) result in a violation of the Securities Act; (d) cause a reassessment of any Company Assets; or (e) cause any other material, adverse effect to the Company.

Reimbursements

The Company will reimburse our Manager or its affiliates reasonable expenses paid or incurred in connection with the Company’s operations, including its offerings. In addition, our Manager or its affiliates will be reimbursed the fair value for the provision of additional services to the Company or the Company at reasonable commercial rates on either an hourly or per-service basis.

Manager Removal

Our Manager may be removed for Good Cause by the Members entitled to vote or consent holding seventy-five percent (75%) of the Company’s Interests. For purposes of the foregoing, “Good Cause” means that the Manager conducted itself on behalf of the Company in a manner that (i) constitutes gross negligence or willful misconduct and (ii) has a material, adverse effect on the Company, as determined by a non-appealable judgment of a court of competent jurisdiction.

Additional Capital Contributions

In the event that the Manager determines Additional Capital Contributions are required, it shall notify the Members, who shall be entitled to vote on the matter. Additional Capital Contributions must be approved by a vote of a Required Interest. Any such contributions shall be made in proportion to each Members’ respective Class A Interests held out of the total Class A Interests issued and outstanding by the Company. See Section 3.4 of the Company Agreement for further details.

Access to Company Information

Members, but not Assignees, may examine and audit the Company’s books, records, accounts, and assets at the principal office of the Company, or such other place as the Manager may specify, subject to such reasonable restrictions as may be imposed by the Manager. All expenses attributable to any such examination or audit shall be borne by such Member.

Reports

The Manager shall, at the Company’s expense, use commercially reasonable efforts to cause the Company to furnish to each of the Members regular financial and asset management reports and, by March 15th of each calendar year, all information related to the Company necessary for the preparation of the Members’ federal and state income tax returns. All financial statements and reports shall be prepared at the expense of the Company. The Company will also furnish all reports required by Regulation CF.

Dispute Resolution

Because the fundamental nature of the Company is to provide an opportunity for the Members to receive cash distributions of profits from Company operations, it is imperative that disputes between a Member and the Company and/or a Manager or between Members are not allowed to extinguish or diminish the profits available to other Members. Thus, the Company Agreement contains a detailed internal alternative dispute resolution procedure (in lieu of litigation) which requires the parties to any dispute to engage in good-faith negotiations for no less than 90 days, followed by a minimum of 3 face-to-face mediations, and, as a last resort, binding arbitration, all of which shall be performed in accordance with the rules of the American Arbitration Association and will take place in the county of the principal office of the Company.

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In the event of a dispute, a Member is limited to seeking its initial Capital Contributions plus any Distributable Cash to which it is entitled. Each party will bear its own attorneys’ fees and costs regardless of the outcome. In the event arbitration is required, discovery will be limited, and, by signing the Company Agreement, the parties are giving up their rights to a jury trial. The Manager will be required to maintain the status quo with respect to Company operations and distributions pending the outcome of any dispute, except for any distributions to the complaining Member, which will be held in trust pending the outcome of the proceeding. Investors are encouraged to seek their own legal counsel as to the effect of this provision.

The arbitration provisions do not apply to claims under the Securities Act or Securities Exchange Act of 1934, each as amended from time to time.

Redemption, Repurchase and Right of Presentment Agreements

The Operating Agreement contains no right of redemption of the Securities by the Company, Manager, or their Affiliates and it does not contain a right of redemption or repurchase for investors. It also does not contain any right of presentment.

FINANCIAL CONDITION OF THE COMPANY

Please see the financial information listed on the cover page of this Form C and attached hereto in addition to the following information. Audited financial statements are attached to this Form C as Exhibit E.

Operations, Liquidity, and Capital Resources

The Company was formed in Texas on October 16, 2023. The Company is in its development stage and has not yet acquired any assets. Since inception, the Company has formed its business plan and prepared for this Offering. The proceeds from the Offering are essential to our operations. We plan to use the proceeds as set forth above under the section titled “Use of Proceeds,” which is an indispensable element of our business strategy. The Company will have limited liquidity as the properties it will be acquiring through the purchase of tax deeds will have a redemption period of 180 days. The Company will likely be unable to quickly liquidate these assets, if necessary.

Cash and Cash Equivalents

The Company has $0 cash and cash equivalents on hand. All expenses are currently being paid by the Manager and/or its affiliates.

Capital Expenditures and Other Obligations

The Company anticipates spending approximately $3,388,000.00 on the acquisition of tax deeds for primarily non-homestead properties using Offering proceeds. The Company does not anticipate using debt financing for these acquisitions.

Trends and Uncertainties

The Company intends to acquire properties at a discount through tax deed sales and then wholesale the properties after the redemption period. The Company will be subject to those risks related to the purchase of tax deeds and will also be subject to market risks. It is uncertain whether the Company will be able to make a profit on the properties it acquires. For a more detailed review of the risks and uncertainties affecting the Company and Company, see “Risk Factors” above.

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Previous Offerings of Securities

The Company has not previously conducted any offerings for its securities.

TRANSACTIONS WITH RELATED PERSONS

AND CONFLICTS OF INTEREST

Related Party Transactions

From time to time the Company may engage in transactions with related persons. Related persons are defined as any director or officer of the Company; any person who is the beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter of the Company; any immediate family member of any of the foregoing persons or an entity controlled by any such person or persons. Additionally, the Company will disclose here any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, to which the issuer was or is to be a party and the amount involved exceeds five percent (5%) of the aggregate amount of capital raised by the issuer in reliance on section 4(a)(6), including the Target Offering Amount of this Offering, and the counter party is either (i) any director or officer of the issuer; (ii) any person who is, as of the most recent practicable date but no earlier than 120 days prior to the date the offering statement or report is filed, the beneficial owner of twenty percent (20%) or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; (iii) if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or (iv) any member of the family of any of the foregoing persons, which includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. The term spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

We have issued our Manager our Class B Interests as detailed in “Capital Structure and Ownership.” Accordingly, it is a member of the Company.

Conflicts of Interest

The proposed method of operation of the Company and Company creates certain inherent conflicts of interest among the Company, our Manager, the members, and their Affiliates. Our Manager, the members, and their affiliates may act, and are acting, as managers of other limited liability companies, as general partners of partnerships, or in a managerial capacity in other businesses. Our Manager and its affiliates have existing responsibilities and, in the future, may have additional responsibilities to provide management and services to a number of other entities. Prospective Investors should carefully consider these important conflicts of interest and those described with the risk factors before investing in the Company. Additional conflicts of interest may be, but are not limited to, the following:

Our Manager and its affiliates may be involved with similar investments or businesses. Our Manager and its affiliates may act as manager or be a member in other business entities engaged in making similar investments to those contemplated to be made by the Company. Our Manager and its affiliates who will raise investment funds for the Company may act in the same capacity for other investors, companies, partnerships, or entities that may compete with the Company or the Company. To the extent its time is required on these business and management activities, they may not be available to be involved in the day-to-day monitoring of the Company’s operations.

Our Manager, certain members, and their affiliates will receive compensation from the Company. Payments to Our Manager, the members, and their affiliates for services rendered to the Company or the Company have not been and will not be determined by arm’s length negotiations. Additionally, the existence of our Manager’s membership interest in distributions may create an incentive for our Manager to make more risky business decisions than it would otherwise make in the absence of such carried interest.

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Our Manager and its affiliates may not have had the benefit of separate counsel. Attorneys, accountants, and/or other professionals representing the Company may also serve as counsel or agent to our Manager and certain of its affiliates, and it is anticipated that such multiple representation may continue in the future. As a result, conflicts may arise, and if those conflicts cannot be resolved or the consent of the respective parties cannot be obtained to the continuation of the multiple representations after full disclosure of any such conflict, such counsel will withdraw from representing one or more of the conflicting interests with respect to the specific matter involved.

MATERIAL TAX CONSIDERATIONS

The potential Investor should be aware of the material Federal and State income tax aspects of an investment in the Class A Interests. Investors should consult with their tax professional to determine the effects of the tax treatment of Class A Interests with respect to their individual situation. No information contained herein, nor in any prior, contemporaneous, or subsequent communication should be construed by a prospective Investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the Securities offered herein. In making an investment decision, Investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department. In addition the Company has not requested an IRS ruling as to the Company’s classification as a partnership for federal income tax purposes.

Reporting Status of the Company

The Company will elect to be treated as a partnership for Federal and State income tax purposes. By maintaining partnership tax status, the Company will not report income or loss at the Company level but will report to each member their pro rata share of profits and losses from operations and disposition. This process will make the Company a pass-through entity for tax purposes.

Taxation of Members

The Company will be treated as a partnership for Federal tax purposes. A partnership is not generally a taxable entity. A member will be required to report on their federal tax return their distributable share of partnership profit, loss, gain, deductions, or credits. cash distributions may or may not be taxable, depending on whether such cash distribution is being treated as a return of capital or a return on investment. Tax treatment of the cash distributions will be treated according to appropriate tax accounting procedure as determined by the Company’s tax advisor.

Basis of the Company

An original tax basis will be established for the Company. The tax basis of the Company will be adjusted during the operations of the Company under applicable partnership tax principles.

Basis of a member

A member will establish their original tax basis based on the amount of their initial capital contribution. Each member’s tax basis will be adjusted during operations of the Company by principles of subchapter K of the Internal Revenue Code. A member may deduct, subject to other tax regulations and provisions, their share of Company losses only to the extent of the adjusted basis of their interest in the Company. Members should seek qualified tax advice regarding the deductibility of any Company losses.

Cost Recovery and Recapture

Our Manager may apply the current cost recovery rules to the improved portion of any real property according to the relevant Internal Revenue Code sections, namely: straight-line, using a 27.5-year useful life for residential property and thirty-nine (39) years for non-residential property. Our Manager may elect to use the cost segregation method of depreciation for any personal property associated with real property it acquires on behalf of the Company.

The annual cost recovery deductions that must be taken by the Company will be allocated to the members based on their Class A Interests in the Company. The cost recovery deductions will be available to the members to shelter the principal reduction portion of the debt service payments and part of the cash flow distributed by the Company.

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According to the current tax code, cost recovery deductions taken during operations may be required to be reported on the sale of the Company assets and may be taxed at a twenty-five percent (25%) marginal rate, not the more favorable long-term capital gains rates.

Deductibility of Prepaid and Other Expenses

The Company will incur expenditures for legal fees in association with the set-up of the Company. These expenditures will be capitalized and will be deducted on dissolution of the Company based on current tax law.

The Company will incur expenditures for professional fees associated with the preparation and filing of the annual income tax and informational return and the preparation of Schedule K-1 reports to be distributed to the members. These expenditures will be deducted on an annual basis. All other normal operating expenses will be deducted on an annual basis by the Company, which will use a calendar accounting year.

Taxable Gain

Members may receive taxable income from Company operations, from the sale or other disposition of a member’s Class A Interests, from disposition of the Company assets, or from phantom income. Presently, the maximum Federal tax rate on cost recovery recapture is twenty-five percent (25%). The balance of the taxable gain will be taxed at the capital gain tax rate in effect at that time. Investors should check with their tax professional for information as to what capital gains tax rate applies to them.

From Operations

Our Manager is projecting that there will be taxable income to distribute to the members on the Schedule K-1 report provided to each member annually.

From Disposition, Dissolution and Termination

On disposition of the Company assets or on dissolution and termination of the Company, which will likely be caused by the sale of the Company assets, the members may be allocated taxable income that may be treated as ordinary income or capital gain.

In addition, the members may receive an adjustment in their capital account(s) that will either increase or decrease the capital gain to be reported. The Agreement describes the operation of capital accounts for the Company and the members.

From Sale or Other Disposition of a Member’s Interests

A member may be unable to sell their Class A Interests in the Company, as there may be no market. If there is a market, it is possible that the price received will be less than the market value. It is possible that the taxes payable on any sale may exceed the cash received on the sale.

Upon the sale of a member’s Class A Interests, the member will report taxable gain to the extent that the sale price of the Interest exceeds the member’s adjusted tax basis. A portion of taxable gain may be reported as a recapture of the cost recovery deduction allocated to the member and will be taxed at the cost recovery tax rate in effect at that time. members should seek advice from their qualified tax professional in the event of the sale of the member’s Interest.

Phantom Income

It may occur that in any year the members will receive an allocation of taxable income and not receive any cash distributions. This event is called receiving phantom income as the member has taxable income to report but receives no cash. In this event, the members may owe tax on the reportable income, which the member will need to pay out of pocket.

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Unrelated Business Income Tax (UBIT)

An Investor who is tax exempt (such as a charitable organization), or who acquires Class A Interests through a tax-exempt vehicle (such as an Individual Retirement Account) may be subject to Unrelated Business Income Tax (UBIT). Our Manager recommends that Investors contact their qualified tax advisor to determine how/whether the application of UBIT may apply to them.

Audits

Election Out of Bipartisan Budget Act Audit Rules

Effective for partnership returns for tax years beginning on or after January 1, 2018, partnerships will be subject to the audit rules of sections 6221 through 6241 of the Internal Revenue Code, as amended by Bipartisan Budget Act of 2015 (BBA). Under the previous rules, partnership audits (subject to certain exceptions for small partnerships) were conducted at the partnership level, through interaction with a Tax Matters Partner (TMP) authorized to bind all partners (subject to participation in some instances by Notice Partners). Tax adjustments were made at the partnership level, but the adjustments would flow through to the partners who were partners during the year(s) under audit. Collection would then occur at the partner level.

Under the BBA audit rules, the IRS will assess and collect tax deficiencies directly from the partnership at the entity level. Generally, the tax is imposed on and paid by the partnership in the current year, calculated at the highest individual rate. The result is that the underlying tax burden of the underpayment may be shifted from the partners who were partners during the year(s) under audit to current partners.

In addition, the positions of TMP and Notice Partners have been eliminated and replaced with a Partnership Representative, which must be designated annually on the partnership’s timely filed return. The Partnership Representative has the sole authority to act on behalf of the partnership and the partners in an audit, and those powers cannot be limited.

A partnership may elect out of the BBA audit rules if certain conditions are met. In order to elect out, the partnership must issue 100 or fewer K-1s each year with respect to its partners. Moreover, each partner must be either an individual, a C corporation, a foreign entity that would be treated as a C corporation if it were domestic, an S corporation, or the estate of a deceased partner. Thus, a partnership is ineligible to elect out if any partner is a trust (including a grantor trust), a partnership, or a disregarded entity, such as an LLC where the social security number of the individual member is used for income tax reporting purposes. The election must be made annually on the partnership’s timely filed return and must include a disclosure of the name and taxpayer identification number of each partner. In the case of a partner that is an S corporation, each K-1 issued by the S corporation partner counts toward the limit of 100 K-1s. The partnership must notify each partner of the election out.

It is the intent of the Company to elect out of the BBA audit rules, if possible. By electing out of the BBA audit rules, the Company will be subject to audit procedures similar to the TEFRA and pre-TEFRA rules, but the IRS will be required to assess and collect any tax that may result from the adjustments at the individual partner level. However, this opt-out provision likely will not be available to the Company based on the tax classification of the members.

Members will be required timely to furnish the Company with the information necessary to make the annual election, and the Company will be authorized to provide such information to the IRS.

Push Out Election (Audit)

The “push out” election of Internal Revenue Code section 6226 provides an alternative to the general rule that the partnership must pay any tax resulting from an adjustment made by the IRS. Under section 6226, a partnership may elect to have its reviewed year partners consider the adjustments made by the IRS and pay any tax due as a result of those adjustments. The partnership must make the “push out” election no later than 45 days after the date of the notice of final partnership adjustment and must furnish the Secretary and each partner for the reviewed year a statement of the partner’s share of the adjustment.

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If the Company fails to make a valid election out of the BBA audit rules or is otherwise disqualified from electing out of their application, the Company intends to elect the application of the “push out” procedures. In the event of a push out, a former member may owe additional tax if they were a member during the reviewed year.

RETIREMENT TRUSTS AND OTHER BENEFIT PLAN INVESTORS

Each respective member that is an employee benefit plan or trust (an “ERISA Plan”) within the meaning of, and subject to, the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), or an individual retirement account (“IRA”) or Keogh Plan subject to the Internal Revenue Code, should consider the matters described below in determining whether to invest in the Company.

In addition, ERISA Plan fiduciaries must give appropriate consideration to, among other things, the role that an investment in the Company plays in such ERISA Plan’s portfolio, taking into consideration (i) whether the investment is reasonably designed to further the ERISA Plan’s purposes, (ii) an examination of the risk and return factors, (iii) the portfolio’s composition with regard to diversification, (iv) the liquidity and current return of the total portfolio relative to the ERISA Plan’s objectives and (v) the limited right of members to withdraw all or any part of their capital accounts or to transfer their interests in the Company.

If the assets of the Company were regarded as “plan assets” of an ERISA Plan, an IRA, or a Keogh Plan, Our Manager of the Company would be a “fiduciary” (as defined in ERISA) with respect to such plans and would be subject to the obligations and liabilities imposed on fiduciaries by ERISA. Moreover, other various requirements of ERISA would also be imposed on the Company. In particular, any rule restricting transactions with “parties in interest” and any rule prohibiting transactions involving conflicts of interest on the part of fiduciaries would be imposed on the Company which may result in a violation of ERISA unless the Company obtained an appropriate exemption from the Department of Labor allowing the Company to conduct its operations as described herein.

Regulations adopted by the Department of Labor (the “Plan Regulations”) provides that when a Plan invests in another entity, the Plan’s assets include both the equity interest and an undivided interest in each of the Properties of the entity, unless it is established that, among other exceptions, the equity participation in the entity by “benefit plan investors” is not “significant.” The Pension Protection Act of 2006 amended the definition of “benefit plan investors” to include only plans and plan asset entities (i.e., entities that are themselves deemed to hold plan assets by virtue of investments in them by plans) that are subject to part 4 of Title I of ERISA or section 4975 of the Internal Revenue Code. This new definition excludes governmental, church, and foreign benefit plans from consideration as benefit plan investors.

Under the Plan Regulations, participation by benefit plan investors is “significant” on any date if, immediately after the last acquisition, twenty-five percent (25%) or more of the value of any class of equity interests in the entity is held by benefit plan investors. The Company intends to limit the participation in the Company by benefit plan investors to the extent necessary so that participation by benefit plan investors will not be “significant” within the meaning of the Plan Regulations. Therefore, it is not expected that the Company assets will constitute “plan assets” of plans that acquire interests.

Under Plan Regulations, for a fund to qualify as a real estate operating company (“REOC”), at least fifty percent (50%) of its assets must be invested in qualifying real estate as of the date of its first long-term investment and on at least one day during each annual valuation period that follows. A first investment of a REOC must be in qualifying real estate to qualify for the exemption. In addition, the fund must possess and actually exercise (itself or through independent contractors) the right to directly manage or develop the real estate in its ordinary course of business.

It is the current intent of the Company to limit the aggregate investment by benefit plan investors to less than twenty-five percent (25%) of the value of the members’ Interests so that equity participation of benefit plan investors will not be considered “significant.” The Company reserves the right, however, to waive the twenty-five percent (25%) limitation. In such an event, the Company would expect to seek exemption from application of “plan asset” requirements under the real estate operating company exemption.

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ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY OR ITS OFFICERS, DIRECTORS, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT TAX LAW.

ADDITIONAL INFORMATION

The summaries of, and references to, various documents in this Form C do not purport to be complete and in each instance reference should be made to the copy of such document which is either an appendix or Exhibit to this Form C or which will be made available to Investors and their professional advisors upon request.

Prior to making an investment decision regarding the Securities described herein, prospective Investors should carefully review and consider this entire Form C. The Company is prepared to furnish, upon request, a copy of the forms of any documents referenced in this Form C. The Company’s representatives will be available to discuss with prospective Investors and their representatives and advisors, if any, any matter set forth in this Form C or any other matter relating to the Securities described in this Form C, so that prospective Investors and their representatives and advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision. Additional information and materials concerning the Company will be made available to prospective Investors and their representatives and advisors, if any, at a mutually convenient location upon reasonable request.

Ongoing Reporting

Following the first sale of the Securities, the Company will file a report electronically with the Securities and Exchange Commission (“Commission” or “SEC”) annually and post the report on its website, no later than 120 days after the end of the Company’s fiscal year.

Once posted, the annual report may be found on the Company’s Investor portal website at http://www.invest.coretaxdeeds.com.

The Company must continue to comply with the ongoing reporting requirements until:

(1)	the Company is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

(2)	the Company has filed at least three annual reports pursuant to Regulation CF and has total assets that do not exceed $10,000,000;

(3)	the Company has filed at least one annual report pursuant to Regulation CF and has fewer than 300 holders of record;

(4)	the Company or another party repurchases all of the Securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or

(5)	the Company liquidates or dissolves its business in accordance with applicable state law.

Neither the Company nor any of its predecessors (if any) have previously failed to comply with the ongoing reporting requirement of Regulation CF.

Updates

Updates on the status of this Offering may be found at: http://www.invest.coretaxdeeds.com.

Exhibits

The following are included as Exhibits to this Form C and should be carefully reviewed by Investors prior to purchasing Securities:

Exhibit B	Certificate of Formation
Exhibit C	Company Agreement
Exhibit D	Subscription Agreement
Exhibit E	Audited Financial Statements
Exhibit F	Intermediary Contract
Exhibit G	Testing the Waters Disclosures

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